                                                               EXHIBIT 1.(J)
                   AMERICAN GENERAL SERIES PORTFOLIO COMPANY

                    Articles Supplementary Increasing Stock
                       as Authorized by Section 2-105(c)
                                       of
                      The Maryland General Corporation Law


     American General Series Portfolio Company, a Maryland corporation, having its principal office in Baltimore City, Maryland (hereafter called "Corporation"), hereby amends, effective May 1, 1995, its Articles of Incorporation, as amended by Amendment One dated October 1, 1991. Amendment Two dated May 1, 1992 and as supplemented by Articles Supplementary dated April 10, 1990, September 28, 1990, May 1, 1992, January 20, 1994 and February 4,
1994 ("Articles of Incorporation"), to increase the authorized capital stock of the Corporation. The Corporation is a registered open-end company under the Investment Company Act of 1940. The total number of shares of capital stock that the Corporation has authority to issue has been increased by the Board of Directors in accordance with section 2-105(c) of the Maryland General Corporation Law.

     ARTICLE V. Section (1) of the Corporation's Articles of Incorporation currently reads as follows:

     (1) The total number of shares of stock which the Corporation has authority to issue is two billion (2,000,000,000) shares of capital stock of the par value of $0.01 each and of the aggregate par value of twenty million dollars ($20,000,000). These shares shall be issued in the following classes of common stock bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

                Stock Index Portfolio                200,000,000
                Small Cap Index Portfolio            100,000,000
                MidCap Index Portfolio               100,000,000
                Timed Opportunity Portfolio          100,000,000
                Money Market Portfolio               100,000,000
                Capital Conservation Portfolio       100,000,000
                Government Securities Portfolio      100,000,000
                International Equities Portfolio     100,000,000
                Social Awareness Portfolio           100,000,000
                International Government Bond
                  Portfolio                          100,000,000
                Growth Portfolio                     100,000,000
                Growth & Income Portfolio            100,000,000
                Science & Technology Portfolio        100,000,000

          The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.

     ARTICLE V, Section (1) of the Corporation's Articles of Incorporation is amended to read as follows:

     (1) The total number of shares of stock which the Corporation has authority to issue is thirteen billion (13,000,000,000) shares of capital stock of the par value of $0.01 each, and of the aggregate par value of one hundred thirty million dollars ($130,000,000). These shares shall be issued in the following classes of common stock comprising one billion shares each and bearing the following designations, provided, however, that the Board of Directors may increase or decrease any such number of shares:

                Stock Index Portfolio              1,000,000,000
                Small Cap Index Portfolio          1,000,000,000
                MidCap Index Portfolio             1,000,000,000
                Timed Opportunity Portfolio        1,000,000,000
                Money Market Portfolio             1,000,000,000
                Capital Conservation Portfolio     1,000,000,000
                Government Securities Portfolio    1,000,000,000
                International Equities Portfolio   1,000,000,000
                Social Awareness Portfolio         1,000,000,000
                International Government Bond
                  Portfolio                        1,000,000,000
                Growth Portfolio                   1,000,000,000
                Growth & Income Portfolio          1,000,000,000
                Science & Technology Portfolio     1,000,000,000

          The Board of Directors shall have the authority to classify or reclassify and issue authorized stock in such other classes as it may determine, each comprising such number of shares and having such designations, powers, preferences and rights and such qualifications, limitations and restrictions thereof, as may be fixed or determined from time to time by resolution or resolutions providing for the issuance of such stock. The Board of Directors may increase or decrease the number of shares of any class provided that it may not decrease the number of shares of any class below the number of shares thereof then outstanding.


     IN WITNESS WHEREOF, American General Series Portfolio Company has caused these presents to be signed in its name and on its behalf by its President and witnessed by its Secretary on the 28th day of April, 1995 to be effective on the 1st day of May, 1995.




                                              AMERICAN GENERAL SERIES PORTFOLIO
WITNESS:                                                    COMPANY




/s/ DAVID H. DEN BOER                       BY: /s/ STEPHEN D. BICKEL
-------------------------------                -------------------------------
David H. den Boer,                             Stephen D. Bickel, President
  Assistant Secretary

     THE UNDERSIGNED. President of American General Series Portfolio Company, who executed on behalf of the Corporation Articles Supplementary to the Articles of Incorporation of which this Certificate is made a part, hereby acknowledges in the name and on behalf of said Corporation the foregoing Articles Supplementary to the Articles of Incorporation to be the corporate act of said Corporation and hereby certifies that the matter and facts set forth herein with respect to the authorization and approval thereof are true in all material respects under the penalties of perjury.



                                         /s/ STEPHEN D. BICKEL
                                         ------------------------------------
                                         Stephen D. Bickel, President